      EXHIBIT INDEX


Exhibit No.            Description          Page
-----------     ---------------------------     --------------
F              Opinion of Counsel     To be filed
          by amendment

H     Proposed Form of Notice     Previously filed


Financial
Statement No.            Description          Page
-------------     ---------------------------------     ---------------


     1aBalance Sheet of the Service Company     Filed herewith
          as of December 31, 1999, actual

     1bStatement of Income and Retained      Filed herewith
          Earnings of the Service Company for
          the twelve months ended December 31,
          1999, actual

     2aBalance Sheet of NGG and Subsidiaries      Filed herewith
          Consolidated as of March 31, 2000

     2b     Statement of Income and Retained     Filed herewith
          Earnings of NGG and Subsidiaries
          Consolidated for the twelve months
          ended March 31, 2000